ICO, INC. DECLARES CASH DIVIDEND

HOUSTON, TEXAS, December 17, 2009 – ICO, Inc. (Nasdaq GM: ICOC), a global producer of custom polymer powders and plastic film concentrates, today announced that the Company’s Board of Directors has declared a cash dividend of $0.05 per common share, payable December 31, 2009, to shareholders of record on December 28, 2009.

On December 2, 2009, the Company announced the execution of a merger agreement with A. Schulman, Inc., which is expected to close in the spring of 2010.  The merger agreement allows for a quarterly dividend not to exceed $0.05 per common share and the Company obtained the consent of KeyBank and Wells Fargo to pay the dividend.  The merger is subject to approval from ICO shareholders and customary regulatory approvals.

“As we anticipate the successful closing of the merger agreement with A. Schulman, the Board remains confident in the solid performance prospects of the Company, which is reflected in the declaration of this dividend to our shareholders,” stated the Company’s Chief Executive Officer, A. John Knapp, Jr.

About ICO, Inc.

With 20 locations in 9 countries, ICO produces custom polymer powders for rotational molding and other polymer related businesses, such as the textile, metal coating and masterbatch markets. ICO remains an industry leader in size reduction, compounding and other tolling services for plastic and non-plastic materials. ICO's Bayshore Industrial subsidiary produces specialty compounds, concentrates and additives primarily for the plastic film industry.  Additional information about ICO, Inc. can be found on the Company’s website at www.icopolymers.com.   Contact:  CFO – Bradley T. Leuschner at 713-351-4100.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements,” involving certain risks, uncertainties, and assumptions, intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995.  The Company’s statements regarding trends in the marketplace, potential future results, and statements regarding the merger (including the valuation, benefits, results, effects and timing thereof), the combined company and attributes thereof, and whether and when the transactions contemplated by the merger agreement will be consummated are examples of such forward-looking statements.  The following is a non-exclusive list of risks and uncertainties, and circumstances that present risks, that could cause the forward-looking statements to become untrue or otherwise affect the outcome thereof including without limitation: the failure to receive the approval of the Company’s shareholders; satisfaction of the conditions to the closing of the merger; costs and difficulties related to integration of businesses and operations; delays, costs and difficulties relating to the merger and related transactions; results of cash/stock elections of shareholders; restrictions imposed by the Company’s outstanding indebtedness; changes in the cost and availability of resins (polymers) and other raw materials; changes in demand for the Company's services and products; business cycles and other industry conditions; general economic conditions; international risks; operational risks; currency translation risks; the Company’s lack of asset diversification; the Company’s ability to manage global inventory, develop technology and proprietary know-how, and attract and retain key personnel; failure of closing conditions in any transaction to be satisfied; integration of acquired businesses; as well as risk factors and other factors detailed in the Company's and A. Schulman’s respective most recent form 10-K and other filings with the Securities and Exchange Commission.

Should one or more of such risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.  Any forward-looking statements are made only as of the date of this press release, and the Company undertakes no obligation to publicly update any such forward-looking statements to reflect subsequent events or circumstances.

Additional Information

In connection with the proposed merger, A. Schulman and the Company intend to file materials relating to the transaction with the Securities and Exchange Commission (“SEC”), including a registration statement of A. Schulman, which will include a prospectus of A. Schulman and a proxy statement of the Company.   INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER MATERIALS REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT A. SCHULMAN, THE COMPANY AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the registration statement and the proxy statement/prospectus when they are available and other documents containing information about A. Schulman and the Company, without charge, at the SEC’s web site at www.sec.gov.  Copies of A. Schulman’s SEC filings may also be obtained for free by directing a request to Investor Relations Department at 330-668-7302.  Copies of the Company’s SEC filings may also be obtained for free by directing a request to Investor Relations Department at 713-351-4100.  The Company expects to file a Current Report on Form 8-K that will contain additional information with regard to the merger.

Participants in Solicitation

A. Schulman and the Company and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the merger. Information about these persons can be found in A. Schulman’s proxy statement relating to its 2009 Annual Meeting of Stockholders, as filed with the SEC on November 6, 2009, A. Schulman’s Current Reports on Form 8-K, as filed with the SEC on September 2, 2009, October 30, 2009, and December 3 and 10, 2009, the Company’s proxy statement relating to its 2009 Annual Meeting of Shareholders, as filed with the SEC on January 23, 2009, and the Company’s Current Reports on Form 8-K, as filed with the SEC on December 11, 2008, January 22, 2009, May 12, 2009, August 6, 2009, September 11, 2009, and December 1, 3 and 8, 2009.  These documents can be obtained free of charge from the sources indicated above.  Additional information about the interests of such persons in the solicitation of proxies in respect of the merger will be included in the registration statement and the proxy statement/prospectus to be filed with the SEC in connection with the proposed transaction.